Exhibit 99.1

Universal Technical Institute Reports Fiscal Year 2024 Third Quarter Results

PHOENIX, ARIZ. - August 6, 2024 - Universal Technical Institute, Inc. (NYSE: UTI), a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, reported financial results for the fiscal 2024 third quarter ended June 30, 2024. Universal Technical Institute, Inc. operates in two reportable segments, Universal Technical Institute (UTI) and Concorde Career Colleges (Concorde), and together with its segments and subsidiaries is referred to as the “Company,” “we,” “us” or “our.”

•Revenue of $177.5 million representing 15.8% growth versus the prior year period.
•Average undergraduate full-time active students growth of 13.4% versus the prior year period, while total new student starts grew 5.0%.
•Net income of $5.0 million and adjusted EBITDA(1) of $18.4 million, both increasing considerably versus the prior year period.
•Reiterating full year guidance for all key metrics, with revenue and new student starts trending towards the higher-end of the previously communicated ranges.
•Also reiterating initial projections for fiscal 2025 which indicate revenue of nearly $800 million and adjusted EBITDA(1) margin of approximately 15%, representing at least 100 basis points of adjusted EBITDA(1) margin expansion versus fiscal 2024.
•Announced organic strategic roadmap that will drive approximately 10% average annual revenue growth and achieve adjusted EBITDA(1) margin approaching 20% between fiscal 2024 and fiscal 2029.

“Our momentum persisted as we moved into the second half of the fiscal year,” said Jerome Grant, CEO of Universal Technical Institute, Inc. “We have been highly focused on ramping up our most recent program launches, enhancing the yield of marketing investments to maximize lead generation and inquiry conversion, and optimizing our workforce and facilities utilization. These initiatives have translated into strong performance across the board as we increased revenue, expanded our margins, and improved our overall operating leverage compared to the prior-year period.

“As this fiscal year comes to a close, we are strongly positioned to meet our fiscal 2024 guidance, and are setting a solid foundation for achieving our initial projections for fiscal 2025. We are nearing the successful completion of the first phase of our multi-year growth and diversification plan, which we have been internally calling our ‘North Star Strategy.’ Now, we are entering the second phase of our North Star Strategy, enabling us to begin rolling out expectations for the next leg of our journey. Through fiscal 2029, we aim to add a minimum of six new programs each year beginning in fiscal 2025 and open at least two new campuses each year across our divisions starting in fiscal 2026. As a result of these actions, we expect to generate a compound annual revenue growth rate of approximately 10% and an adjusted EBITDA margin approaching 20% by the end of fiscal 2029. This next phase will significantly expand our footprint and market presence, positioning us to capitalize on the increasing demand for highly trained ‘skilled collar’ workers in America.

“Overall, we remain committed to executing our organic initiatives – expanding our geographic reach, introducing new program offerings, and adding new partner relationships across programs – in addition to continuing to opportunistically pursue strategic acquisitions. We have a proven track record of enhancing and profitably growing each of our divisions, positioning us as a leading workforce solutions provider. Momentum remains strong, and we are highly confident in our ability to continue executing as we transition into the next stage of our long-term growth plan.”

Financial Results for the Three-Month Period Ended June 30, 2024 Compared to 2023

•Revenues increased 15.8% to $177.5 million compared to $153.3 million primarily due to the growth in both UTI and Concorde average undergraduate full-time active students.
•Operating expenses rose by 11.4% to $170.0 million, compared to $152.6 million primarily due to an increase in expenses associated with new program launches at both UTI and Concorde.

•Operating income increased to $7.4 million, compared to $0.7 million.
•Net income increased to $5.0 million, compared to a net loss of $0.5 million.
•Basic and diluted earnings per share (“EPS”) were $0.09, both compared to a loss per share of $(0.05).
•Adjusted EBITDA(1) increased 60.9% to $18.4 million, compared to $11.4 million.

UTI
•Revenues of $117.1 million, an increase of $16.3 million, or 16.1%, from the prior period revenues of $100.9 million, due primarily to growth in average undergraduate full-time active students.
•Operating expenses were $103.0 million compared to $95.8 million. The increase was primarily due to growth in average undergraduate full-time active students and expenses incurred during the current year for new program launches currently underway and completed over the past year.
•Adjusted EBITDA(1) was $20.7 million compared to $12.6 million.
•Average undergraduate full-time active students increased by 13.0% versus the prior year period, while timing shifts between June and July resulted in a 12.5% decrease in new student starts.

Concorde
•Revenues of $60.3 million, an increase of $7.9 million, or 15.0%, from the prior period revenues of $52.4 million due primarily to growth in average undergraduate full-time active students.
•Operating expenses were $56.6 million compared to $50.5 million. The increase was primarily due to growth in average undergraduate full-time active students and additional expenses incurred during the current year related to new program launches.
•Adjusted EBITDA(1) was $5.9 million compared to $4.0 million.
•Average undergraduate full-time active students increased by 14.0% versus the prior year period, while timing shifts of clinical start opportunities between the third and fourth quarters resulted in an increase in new student starts of 34.8%.

“We delivered strong financial and operational results in the quarter as we met or exceeded our expectations across all metrics,” said Troy Anderson, CFO of Universal Technical Institute, Inc. “The Concorde division continued to outperform as we benefited from our marketing and optimization efforts and expanded program offerings, which yielded solid growth in average undergraduate full-time active students. The UTI division also demonstrated strong progress showing healthy growth in average full-time active students, leading to double digit increases across the top and bottom lines. The decline in new student starts in the UTI division during the quarter reflected timing shifts between June and July and will be more than offset by strong growth in the fourth quarter. Overall, both divisions performed in line with the seasonality we forecasted for the quarter, and we are pleased with our consolidated results for the quarter.

“Moving into the fourth quarter, we remain highly confident in our ability to achieve our guidance for the fiscal year. We are reiterating our full year guidance for all key metrics and currently expect to achieve the higher end of our guidance ranges for revenue and new student starts. We also remain confident in the initial expectations we provided for fiscal year 2025, which are revenue of nearly $800 million and adjusted EBITDA margin expansion of at least 100 basis points compared to fiscal year 2024. Our solid execution and experienced team, coupled with the growing markets we serve, position us well for continued success, and we look forward to further delivering upon the expectations we have set.”

Financial Results for the Nine-Month Period Ended June 30, 2024 Compared to 2023(2)

•Revenues increased 22.7% to $536.3 million compared to $437.1 million primarily due to the growth in both UTI and Concorde average undergraduate full-time active students and the inclusion of two additional months of revenue for Concorde(2).
•Operating expenses rose by 18.2% to $503.5 million, compared to $426.1 million primarily due to the growth in both UTI and Concorde average undergraduate full-time active students, costs associated with program expansions and the inclusion of two additional months of expenses for Concorde(2).
•Operating income increased 197.2% to $32.9 million, compared to $11.1 million.

•Net income increased 312.2% to $23.2 million compared to $5.6 million.
•Basic and diluted EPS were $0.40 and $0.39 compared to $0.03 and $0.03, respectively.
•Adjusted EBITDA(1) increased 45.4% to $65.5 million compared to $45.1 million.

UTI
•Revenues of $355.8 million, an increase of $41.8 million, or 13.3%, from the prior period revenues of $314.0 million, due to the growth in average undergraduate full-time active students.
•Operating expenses were $308.5 million compared to $285.7 million. The increase was primarily due to the growth in average undergraduate full-time active students and expenses incurred during the current year for new program launches currently underway and completed over the past year.
•Adjusted EBITDA(1) was $66.7 million compared to $50.1 million.
•Average undergraduate full-time active students increased by 9.6% from the prior year period while new student starts increased 5.1%.

Concorde(2)
•Revenues of $180.5 million, an increase of $57.4 million, or 46.6%, from the prior period revenues of $123.1 million due to the inclusion of two additional months of revenue during the current year, along with growth in average undergraduate full-time active students.
•Operating expenses were $166.4 million compared to $115.7 million. The increase was due to the inclusion of two additional months of expenses during the current year and additional expenses related to higher average undergraduate students and program launches.
•Adjusted EBITDA(1) was $20.0 million compared to $12.3 million.
•Average undergraduate full-time active students increased by 9.6% versus the prior year period while new student starts increased by 61.3% partially due to the inclusion of two additional months during the current year.

(1)     See the "Use of Non-GAAP Financial Information" below. For a detailed reconciliation of the non-GAAP measures, see the tables following the earnings release.
(2)     The nine months ended June 30, 2023 reflects UTI results for the full quarter and Concorde results beginning December 1, 2022. Total company year-to-date comparisons are shown on an "as-reported basis."

Balance Sheet and Liquidity

At June 30, 2024, the Company’s total available cash liquidity was $148.5 million which includes $33.0 million available from its revolving credit facility. Capital expenditures (“capex”) for the quarter and year-to date period were $7.0 million and $16.8 million, respectively. The primary driver of capex is the program expansion investments for both UTI and Concorde, along with spending associated with curriculum and equipment refresh and upgrades, facility and leasehold improvements, and IT investments.

For the Company’s most recent investor presentation and quarterly financial supplement, please see its investor relations website at https://investor.uti.edu.

Conference Call

Management will hold a conference call to discuss the financial results for the fiscal 2024 third quarter ended June 30, 2024, on Tuesday, August 6, 2024, at 4:30 p.m. ET.

To participate in the live call, investors are invited to dial (844) 881-0138 (domestic) or (412) 317-6790 (international). A live webcast of the call will be available via the Universal Technical Institute, Inc. investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for fourteen days at https://investor.uti.edu. Alternatively, the telephone replay can be accessed through August 20, 2024, by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering passcode 9714765.

Use of Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company also discloses certain non-GAAP financial information in this press release and may similarly disclose non-GAAP financial information on the related conference call. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company discloses these non-GAAP financial measures because it believes that they provide investors an additional analytical tool to clarify its results of operations and identify underlying trends. Additionally, the Company believes that these measures may also help investors compare its performance on a consistent basis across time periods. Additional details on our non-GAAP measures and the tables reconciling these measures to the most directly comparable GAAP measure are provided below.

Adjusted EBITDA: The Company defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation and amortization, adjusted for stock-based compensation expense and items not considered normal recurring operations.

Adjusted Free Cash Flow: The Company defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered normal recurring operations.

Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, our adjustments for items that management does not consider to be normal recurring operations include:

•Acquisition-related costs: We have excluded costs associated with both potential and announced acquisitions to allow for comparable financial results to historical operations and forward-looking guidance.
•Integration-related costs for completed acquisitions: We have excluded integration costs related to business structure realignment and new programs for recent acquisitions to allow for comparable financial results to historical operations and forward-looking guidance. In addition, the nature and amount of such charges vary significantly based on the size and timing of the programs. By excluding the referenced expenses from our non-GAAP financial measures, our management is able to further evaluate our ability to utilize existing assets and estimate their long-term value. Furthermore, our management believes that the adjustment of these items supplements the GAAP information with a measure that can be used to assess the sustainability of our operating performance.
•One-time costs associated with new campus openings: During fiscal 2022, we opened new campus locations in Austin, Texas and Miramar, Florida. We continued to incur one-time costs during fiscal 2023 for the campus opening as we completed the build-out of the remaining programs in the new facilities. We disclose any campus adjustments as direct costs (net of any corporate allocations). Outfitting a new campus requires significant facility improvements and modifications, and the purchase of technical equipment and training aids necessary for teaching our programs, the combination of which requires a significant investment by the Company which would not be considered part of normal recurring operations.
•Restructuring charges: In December 2023, we announced plans to consolidate the two Houston, Texas campus locations to align the curriculum, student facing systems, and support services to better serve students seeking careers in in-demand fields. As part of the transition, the MIAT Houston campus, acquired in November 2021, began a phased teach-out in May 2024, and such campus began operating under the UTI brand. MIAT-Houston students who have not completed their programs before their program’s teach-out date may enroll at UTI-Houston to complete their program. Both facilities will remain in use post-consolidation.
•Costs related to the purchase of our campuses: We lease the majority of our campus locations. Over the past three years due to shifts within the real estate environment, we have been presented with the opportunity to purchase three of our campus locations. These purchases are significant capital expenditures and not considered part of normal recurring operations.

To obtain a complete understanding of our performance, these measures should be examined in connection with net income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission (“SEC”). Because the items excluded from these non-GAAP measures are significant components in understanding and assessing our financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss) or net cash provided by (used in) operating activities as a measure of our operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may define and calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure across similarly titled performance measures presented by other companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures is provided below and investors are encouraged to review the reconciliations.

Forward Looking Statements

All statements contained in this press release and the related conference call, other than statements of historical fact, are "forward-looking" statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These forward-looking statements which address our expected future business and financial performance, may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will," the negative form of these expressions or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) the Company’s expectation that it will meet its fiscal year 2024 guidance for new student start growth (decline), revenue growth, net income, diluted earnings per share, Adjusted EBITDA and Adjusted Free Cash Flow; (2) the Company’s expectation that it will continue to expand its value proposition and build a business that can grow in low-to-mid single digits with potential upside, regardless of the economic environment; and (3) the Company’s expectation that it will succeed in new program launches next year. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect our actual results include, among other things, failure of our schools to comply with the extensive regulatory requirements for school operations; our failure to maintain eligibility for federal student financial assistance funds; the effect of current and future Title IV Program regulations arising out of negotiated rulemakings, including any potential reductions in funding or restrictions on the use of funds received through Title IV Programs; the effect of future legislative or regulatory initiatives related to veterans’ benefit programs; continued Congressional examination of the for-profit education sector; our failure to maintain eligibility for or the ability to process federal student financial assistance; regulatory investigations of, or actions commenced against, us or other companies in our industry; changes in the state regulatory environment or budgetary constraints; our failure to execute on our growth and diversification strategy, including effectively identifying, establishing and operating additional schools, programs or campuses; our failure to realize the expected benefits of our acquisitions, or our failure to successfully integrate our acquisitions.; our failure to improve underutilized capacity at certain of our campuses; enrollment declines or challenges in our students’ ability to find employment as a result of macroeconomic conditions; our failure to maintain and expand existing industry relationships and develop new industry relationships; our ability to update and expand the content of existing programs and develop and integrate new programs in a timely and cost-effective manner while maintaining positive student outcomes; a loss of our senior management or other key employees; failure to comply with the restrictive covenants and our ability to pay the amounts when due under the Credit Agreement; the effect of our principal stockholder owning a significant percentage of our capital stock, and thus being able to influence certain corporate matters and the potential in the future to gain substantial control over our company; the effect of public health pandemics, epidemics or outbreak, including COVID-19, and other risks that are described from time to time in our public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the SEC. Any forward-looking statements made by us in this press release and the related conference call are based only on information currently available to us and speak only as of the date on which it is made. We expressly disclaim any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Social Media Disclosure

Universal Technical Institute, Inc uses its websites (https://www.uti.edu/, https://concorde.edu, and https://investor.uti.edu/) and LinkedIn pages (https://www.linkedin.com/school/universal-technical-institute/ and https://www.linkedin.com/school/concorde-career-colleges/) as channels of distribution of information about its programs, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and the Company may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company's website and its social media accounts in addition to following the company's press releases, SEC filings, public conference calls, and webcasts.

About Universal Technical Institute, Inc.

Universal Technical Institute, Inc. (NYSE: UTI) was founded in 1965 and is a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, whose mission is to serve students, partners, and communities by providing quality education and support services for in-demand careers across a number of highly-skilled fields. The Company is comprised of two divisions: Universal Technical Institute ("UTI") and Concorde Career Colleges ("Concorde"). UTI operates 16 campuses located in 9 states and offers a wide range of transportation and skilled trades technical training programs under brands such as UTI, MIAT College of Technology, Motorcycle Mechanics Institute, Marine Mechanics Institute and NASCAR Technical Institute. Concorde operates across 17 campuses in 8 states and online, offering programs in the Allied Health, Dental, Nursing, Patient Care and Diagnostic fields. For more information, visit www.uti.edu or www.concorde.edu, or visit us on LinkedIn at @UniversalTechnicalInstitute and @Concorde Career Colleges or on X (formerly Twitter) @news_UTI or @ConcordeCareer.

Company Contact:
Troy R. Anderson
Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-9365

Media Contact:
Susan Aspey
Vice President, Corporate Affairs & External Communications
Universal Technical Institute, Inc.
(202) 549-0534
saspey@uti.edu

Investor Relations Contact:
Matt Glover or Cody Cree
Gateway Group, Inc.
(949) 574-3860
UTI@gateway-grp.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023
Revenues	$177,458	$153,286	$536,329	$437,110
Operating expenses:
Educational services and facilities	95,277	88,377	285,174	236,715
Selling, general and administrative	74,735	64,246	218,286	189,335
Total operating expenses	170,012	152,623	503,460	426,050
Income from operations	7,446	663	32,869	11,060
Other (expense) income:
Interest income	1,440	1,632	4,842	4,260
Interest expense	(2,149)	(2,957)	(7,204)	(7,017)
Other income (expense), net	20	89	353	540
Total other expense, net	(689)	(1,236)	(2,009)	(2,217)
Income (loss) before income taxes	6,757	(573)	30,860	8,843
Income tax (expense) benefit	(1,772)	64	(7,699)	(3,224)
Net income (loss)	$4,985	$(509)	$23,161	$5,619
Preferred stock dividends	—	(1,263)	(1,097)	(3,791)
Income (loss) available for distribution	4,985	(1,772)	22,064	1,828
Income allocated to participating securities	—	—	(2,855)	(684)
Net income (loss) available to common shareholders	$4,985	$(1,772)	$19,209	$1,144

Earnings per share:
Net income (loss) per share - basic	$0.09	$(0.05)	$0.40	$0.03
Net income (loss) per share - diluted	$0.09	$(0.05)	$0.39	$0.03

Weighted average number of shares outstanding(1):
Basic	53,805	34,067	47,956	33,956
Diluted	54,951	34,067	49,041	34,402

(1)     On December 18, 2023, the Company exercised in full its right of conversion of the Company’s Series A Preferred Stock which resulted in the conversion of all outstanding Series A Preferred shares into 19,296,843 shares of Common Stock. As of June 30, 2024 there were 53,811,817 shares of Common Stock outstanding.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and per share amounts)
(Unaudited)

	June 30, 2024	September 30, 2023
Assets
Cash and cash equivalents	$115,505	$151,547
Restricted cash	3,611	5,377
Receivables, net	30,024	25,161
Notes receivable, current portion	6,194	5,991
Prepaid expenses	13,650	9,412
Other current assets	7,581	7,497
Total current assets	176,565	204,985
Property and equipment, net	263,252	266,346
Goodwill	28,459	28,459
Intangible assets, net	18,453	18,975
Notes receivable, less current portion	35,164	30,672
Right-of-use assets for operating leases	164,170	176,657
Deferred tax asset, net	6,577	3,768
Other assets	13,401	10,823
Total assets	$706,041	$740,685
Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$79,846	$69,941
Deferred revenue	65,977	85,738
Operating lease liability, current portion	22,275	22,481
Long-term debt, current portion	2,656	2,517
Other current liabilities	3,007	4,023
Total current liabilities	173,761	184,700
Deferred tax liabilities, net	663	663
Operating lease liability	153,267	165,026
Long-term debt	134,671	159,600
Other liabilities	4,296	4,729
Total liabilities	466,658	514,718
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000 shares authorized, 53,894 and 34,157 shares issued, 53,812 and 34075 shares outstanding.	5	3
Preferred stock, $0.0001 par value, 10,000 shares authorized; 0 and 676 shares of Series A Convertible Preferred Stock issued and outstanding, liquidation preference of $100 per share	—	—
Paid-in capital - common	218,150	151,439
Paid-in capital - preferred	—	66,481
Treasury stock, at cost, 82 shares	(365)	(365)
Retained earnings	19,669	5,946
Accumulated other comprehensive income	1,924	2,463
Total shareholders’ equity	239,383	225,967
Total liabilities and shareholders’ equity	$706,041	$740,685

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$23,161	$5,619
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	21,562	18,649
Amortization of right-of-use assets for operating leases	16,468	15,439
Bad debt expense	5,066	1,447
Stock-based compensation	5,698	3,815
Deferred income taxes	(2,336)	2,594
Training equipment credits earned, net	1,309	1,299
Unrealized loss on interest rate swap	(539)	(151)
Other (gains) losses, net	137	(197)
Changes in assets and liabilities:
Receivables	(9,736)	(2,869)
Prepaid expenses	(7,316)	(3,293)
Other assets	(2,380)	623
Notes receivable	(4,695)	(22)
Accounts payable, accrued expenses and other current liabilities	8,560	(13,949)
Deferred revenue	(19,761)	(16,884)
Operating lease liability	(15,946)	(16,094)
Other liabilities	(891)	(759)
Net cash provided by (used in) operating activities	18,361	(4,733)
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	—	(16,381)
Purchase of property and equipment	(16,769)	(48,847)
Proceeds from maturities of held-to-maturity securities	—	29,000
Proceeds from insurance policy	261	—
Net cash used in investing activities	(16,508)	(36,228)
Cash flows from financing activities:
Proceeds from revolving credit facility	36,000	90,000
Payments on revolving credit facility	(59,000)	—
Debt issuance costs for long-term debt	—	(484)
Payment of preferred stock cash dividend	(1,097)	(2,528)
Payments on term loans and finance leases	(1,870)	(1,179)
Payment of payroll taxes on stock-based compensation through shares withheld	(2,191)	(761)
Preferred share repurchase	(11,503)	—
Net cash (used in) provided by financing activities	(39,661)	85,048
Change in cash, cash equivalents and restricted cash	(37,808)	44,087
Cash and cash equivalents, beginning of period	151,547	66,452
Restricted cash, beginning of period	5,377	3,544
Cash, cash equivalents and restricted cash, beginning of period	156,924	69,996
Cash and cash equivalents, end of period	115,505	110,511
Restricted cash, end of period	3,611	3,572
Cash, cash equivalents and restricted cash, end of period	$119,116	$114,083

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands, except for Student Metrics)
(Unaudited)

Student Metrics

	Three Months Ended June 30, 2024			Three Months Ended June 30, 2023
	UTI	Concorde	Total	UTI	Concorde	Total
Total new student starts	2,916	2,651	5,567	3,333	1,967	5,300
Year-over-year growth (decline)	(12.5)%	34.8%	5.0%	5.3%	—%	—%
Average undergraduate full-time active students	13,041	8,038	21,079	11,544	7,050	18,594
Year-over-year growth (decline)	13.0%	14.0%	13.4%	(4.0)%	—%	—%
End of period undergraduate full-time active students	12,686	7,442	20,128	11,908	6,581	18,489
Year-over-year growth (decline)	6.5%	13.1%	8.9%	(1.4)%	—%	—%

	Nine Months Ended June 30, 2024			Nine Months Ended June 30, 2023
	UTI	Concorde	Total	UTI	Concorde	Total
Total new student starts	8,070	7,323	15,393	7,681	4,540	12,221
Year-over-year growth (decline)	5.1%	61.3%	26.0%	3.7%	—%	—%
Average undergraduate full-time active students	13,724	8,263	21,987	12,524	7,536	20,060
Year-over-year growth (decline)	9.6%	9.6%	9.6%	(2.8)%	—%	—%
End of period undergraduate full-time active students	12,686	7,442	20,128	11,908	6,581	18,489
Year-over-year growth (decline)	6.5%	13.1%	8.9%	(1.4)%	—%	—%

Financial Summary by Segment and Consolidated

During fiscal 2023, in coordination with the integration of Concorde, we began to reassess our operating model to determine the organizational structure that would best help the Company achieve future growth goals and optimally support the business. Beginning in fiscal 2024, we have executed an internal reorganization to fully transition our operating and reporting model to support a multi-divisional business. As part of the internal reorganization, each of the reportable segments now have dedicated accounting, finance, information technology, and human resources teams. Additionally, human resources and information technology costs that benefit the entire organization are now allocated across UTI, Concorde and Corporate each period based upon relative headcount. As a result, additional costs have moved from Corporate into the UTI segment and to a lesser extent the Concorde segment as resources were redirected to support the segment’s objectives. Due to these changes in allocation methodology, the prior year segment amounts have been recast for comparability to the current year presentation.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2024				Three Months Ended June 30, 2023
	UTI	Concorde	Corporate	Consolidated	UTI	Concorde	Corporate	Consolidated
Revenue	$117,134	$60,324	$—	$177,458	$100,852	$52,434	$—	$153,286
Educational services and facilities	57,525	37,752	—	95,277	54,188	34,189	—	88,377
Selling, general and administrative	45,473	18,856	10,406	74,735	41,571	16,304	6,371	64,246
Total operating expenses	102,998	56,608	10,406	170,012	95,759	50,493	6,371	152,623
Net income (loss)	12,673	3,778	(11,466)	4,985	3,752	2,028	(6,289)	(509)

	Nine Months Ended June 30, 2024				Nine Months Ended June 30, 2023
	UTI	Concorde	Corporate	Consolidated	UTI	Concorde	Corporate	Consolidated
Revenue	$355,831	$180,498	$—	$536,329	$313,985	$123,125	$—	$437,110
Educational services and facilities	174,993	110,181	—	285,174	158,386	78,329	—	236,715
Selling, general and administrative	133,526	56,227	28,533	218,286	127,324	37,392	24,619	189,335
Total operating expenses	308,519	166,408	28,533	503,460	285,710	115,721	24,619	426,050
Net income (loss)	42,886	14,271	(33,996)	23,161	25,277	7,531	(27,189)	5,619

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

Major Expense Categories by Segment and Consolidated

	Three Months Ended June 30, 2024
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$50,149	$30,426	$4,045	$84,620
Bonus expense	4,115	1,100	2,467	7,682
Stock-based compensation expense	518	56	1,289	1,863
Total compensation and related costs	$54,782	$31,582	$7,801	$94,165

Advertising expense	$13,169	$6,067	$186	$19,422
Occupancy expense, net of subleases	7,686	5,733	206	13,625
Depreciation and amortization	5,743	1,367	266	7,376
Professional and contract services expense	2,458	2,351	3,054	7,863

	Three Months Ended June 30, 2023
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$46,985	$27,153	$3,276	$77,414
Bonus expense	1,320	1,184	690	3,194
Stock-based compensation expense	280	—	253	533
Total compensation and related costs	$48,585	$28,337	$4,219	$81,141

Advertising expense	$13,346	$5,790	$—	$19,136
Occupancy expense, net of subleases	7,380	5,816	153	13,349
Depreciation and amortization	5,121	1,531	3	6,655
Professional and contract services expense	2,951	1,439	1,854	6,244

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

Major Expense Categories by Segment and Consolidated

	Nine Months Ended June 30, 2024
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$146,278	$89,559	$11,469	$247,306
Bonus expense	11,032	2,786	4,617	18,435
Stock-based compensation expense	1,301	133	4,265	5,699
Total compensation and related costs	$158,611	$92,478	$20,351	$271,440

Advertising expense	$40,422	$19,199	$397	$60,018
Occupancy expense, net of subleases	23,028	17,157	528	40,713
Depreciation and amortization	16,921	3,738	903	21,562
Professional and contract services expense	7,816	6,979	8,575	23,370

	Nine Months Ended June 30, 2023
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$137,856	$62,132	$10,991	$210,979
Bonus expense	8,854	1,852	2,808	13,514
Stock-based compensation expense	1,176	—	2,639	3,815
Total compensation and related costs	$147,886	$63,984	$16,438	$228,308

Advertising expense	$40,874	$13,572	$—	$54,446
Occupancy expense, net of subleases	23,352	13,644	436	37,432
Depreciation and amortization	14,990	3,637	22	18,649
Professional and contract services expense	8,934	3,459	7,080	19,473

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended June 30, 2024
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$12,673	$3,778	$(11,466)	$4,985
Interest income	(4)	(138)	(1,298)	(1,440)
Interest expense	1,473	76	600	2,149
Income tax expense	—	—	1,772	1,772
Depreciation and amortization	5,743	1,367	266	7,376
EBITDA	19,885	5,083	(10,126)	14,842
Stock-based compensation expense	518	56	1,289	1,863
Integration-related costs for completed acquisitions (1)	237	726	690	1,653
Restructuring costs	53	—	—	53
Adjusted EBITDA, non-GAAP	$20,693	$5,865	$(8,147)	$18,411

	Three Months Ended June 30, 2023
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$3,751	$2,028	$(6,288)	$(509)
Interest income	(2)	(176)	(1,454)	(1,632)
Interest expense	1,363	89	1,505	2,957
Income tax expense	—	—	(64)	(64)
Depreciation and amortization	5,121	1,531	3	6,655
EBITDA	10,233	3,472	(6,298)	7,407
Stock-based compensation expense	280	—	253	533
Acquisition-related costs	—	—	221	221
Integration-related costs for completed acquisitions (1)	1,721	517	712	2,950
One-time costs associated with new campus openings	335	—	—	335
Adjusted EBITDA, non-GAAP	$12,569	$3,989	$(5,112)	$11,446

(1)  Costs related to integrating the MIAT programs at the UTI campuses and launching Concorde programs that were previously approved by regulatory bodies prior to the acquisition are presented in “Integration-related costs for completed acquisitions.” In prior quarters, these costs were presented in a line labeled “Start-up costs for new campuses and program expansion.” As the nature of the spend and activity are more aligned to integration, we have updated our presentation and recast the prior year for comparability.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Nine Months Ended June 30, 2024
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$42,886	$14,271	$(33,996)	$23,161
Interest income	(14)	(420)	(4,408)	(4,842)
Interest expense	4,460	239	2,505	7,204
Income tax expense	—	—	7,699	7,699
Depreciation and amortization	16,921	3,738	903	21,562
EBITDA	64,253	17,828	(27,297)	54,784
Stock-based compensation expense	1,300	133	4,265	5,698
Integration-related costs for completed acquisitions (1)	964	2,072	1,888	4,924
Restructuring costs	141	—	—	141
Adjusted EBITDA, non-GAAP	$66,658	$20,033	$(21,144)	$65,547

	Nine Months Ended June 30, 2023
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$25,277	$7,531	$(27,189)	$5,619
Interest income	(9)	(340)	(3,911)	(4,260)
Interest expense	3,223	212	3,582	7,017
Income tax expense	—	—	3,224	3,224
Depreciation and amortization	14,990	3,637	22	18,649
EBITDA	43,481	11,040	(24,272)	30,249
Stock-based compensation expense	1,176	—	2,639	3,815
Acquisition-related costs	—	—	2,318	2,318
Integration-related costs for completed acquisitions (1)	3,138	1,267	1,980	6,385
One-time costs associated with new campus openings	2,309	—	—	2,309
Adjusted EBITDA, non-GAAP	$50,104	$12,307	$(17,335)	$45,076

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Adjusted Free Cash Flow

	Nine Months Ended June 30,
	2024	2023
Net cash provided by (used in) operating activities, as reported	$18,361	$(4,733)
Purchase of property and equipment	(16,769)	(48,847)
Free cash flow, non-GAAP	1,592	(53,580)
Adjustments:
Cash outflow to purchase the Orlando, Florida campus	—	26,156
Cash outflow for acquisition-related costs	—	2,286
Cash outflow for integration-related costs for completed acquisitions(2)	5,204	5,761
Cash outflow for integration-related property and equipment(2)	3,535	8,803
Cash outflow for restructuring costs and property and equipment	540	—
Cash outflow for one-time costs associated with new campus openings	—	2,309
Cash outflow for property and equipment associated with new campus openings	—	6,689
Adjusted free cash flow, non-GAAP	$10,871	$(1,576)

(2)  Costs related to integrating the MIAT programs at the UTI campuses and launching Concorde programs that were previously approved by regulatory bodies prior to the acquisition are presented in “Cash outflow for integration-related costs for completed acquisitions” and “Cash outflow for integration-related property and equipment.” In prior quarters, these costs were presented in the lines labeled ““Cash outflow for start-up costs for new campuses and programs expansion” and “Cash outflow for property and equipment for new campuses and program expansion.” As the nature of the spend and activity are more aligned to integration, we have updated our presentation and recast the prior year for comparability.